UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
PROPOSAL NO. 2
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
NARRATIVE TO EXECUTIVE COMPENSATION TABLES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
OTHER MATTERS

PREMIER EXHIBITIONS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 25, 2011
The annual meeting of shareholders of Premier Exhibitions, Inc. will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on August 25, 2011 at 8:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:
1.
to elect as directors the eight nominees named in the proxy statement and recommended by our Board of Directors to serve until the 2012 annual meeting of shareholders and until the subsequent election and qualification of their respective successors;

2.	to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the fiscal year ending February 28, 2012; and
3.	to transact such other business as may properly come before the annual meeting or at any adjournments thereof.
The Board of Directors has fixed the close of business on June 17, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

By Order of the Board of Directors,
/s/ Christopher J. Davino
Christopher J. Davino
President and Chief Executive Officer

Atlanta, Georgia
June 28, 2011
Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Shareholders to Be Held on August 25, 2011: This proxy statement, the accompanying form of proxy card and our annual report for the fiscal year ended February 28, 2011 (the “Annual Report”) are available at www.proxyvote.com, which does not have “cookies” that identify visitors to that site. In addition, this proxy statement and our annual report are available on our website at www.prxi.com. Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

PREMIER EXHIBITIONS, INC.
PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS
The enclosed proxy is solicited on behalf of the Board of Directors of Premier Exhibitions, Inc. (“we”, “us”, the “Company” or “Premier”), a Florida corporation, for use at the 2011 Annual Meeting of Shareholders to be held on August 25, 2011 at 8:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.
Location of Annual Meeting
The Annual Meeting will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326.
Principal Executive Offices
Our principal executive offices are located at 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, and our telephone number is (404) 842-2600.
Mailing Date
The definitive proxy solicitation materials are first being mailed by us on or about June 28, 2011 to all shareholders entitled to vote at the annual meeting.
Availability of Proxy Materials on the Internet
Under rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, the accompanying form of proxy card and our Annual Report are available on our website at www.prxi.com.
Record Date and Our Common Stock
Shareholders of record at the close of business on June 17, 2011, the record date for the annual meeting, are entitled to notice of, and to vote, at the annual meeting. We have one class of shares outstanding, designated common stock, $0.0001 par value per share. Shares of our common stock are traded on the NASDAQ Global Market under the symbol “PRXI.” As of the record date, 48,411,013 shares of our common stock were issued and outstanding.
Of these shares, 16,328,976 shares were issued to Sellers Capital, LLC, and SAF Capital Fund, LLC, pursuant to a financing transaction approved by shareholders at the 2009 annual meeting and have limited voting rights. Pursuant to a Convertible Note Purchase Agreement entered into between the Company and the holders of this common stock, such shares may not be voted unless another party acquires 10% of the common stock of the Company, the Company proposes a business combination transaction with a party other than Sellers Capital, LLC or SAF Capital Fund, LLC, or a matter is submitted for the vote of the Company’s shareholders that requires the affirmative vote of more than 50% of the common stock outstanding.

Solicitation of Proxies
We are making this solicitation of proxies, and we will bear the expense of preparing, printing, mailing and otherwise distributing this proxy statement. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by mail, telephone, facsimile, or other electronic means, by our directors, officers and regular employees, without additional compensation. We also expect to use of the services of Alliance Advisors, LLC, to assist in the solicitation of proxies, at an estimated cost of $4,500 plus reasonable out-of-pocket expenses.
Revocability of Proxies
You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:
•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or
•	attending the annual meeting and voting in person.
Please note, however, that if the record holder of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (i) your beneficial ownership of the shares; and (ii) that the broker, bank or other nominee is not voting the shares at the meeting.
Proxy Cards and Voting
Each shareholder is entitled to one vote for each share of common stock held as of the record date.
If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:
1.	“FOR” each of the eight nominees for election as director; and
2.
“FOR” the ratification of the selection of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for our fiscal year ending February 28, 2012, referred to as “fiscal year 2012.”

The shares represented by the enclosed proxy may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.
Election of Directors
Our Board of Directors, upon recommendation of its Corporate Governance and Nominating Committee, has nominated William M. Adams II, Douglas Banker, Ronald C. Bernard, Christopher J. Davino, Stephen W. Palley, Mark A. Sellers, Bruce D. Steinberg and Samuel S. Weiser for election at the annual meeting. If elected, each will serve a one-year term expiring at our 2012 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. Background information about the nominees is provided in Proposal No. 1.
Each of the nominees has consented to serve if elected. If any of them becomes unable or unwilling to serve as a director before the annual meeting, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee. Our Board of Directors alternatively could decide to reduce the size of our board to the extent permitted by our articles of incorporation, by-laws and applicable laws. We presently do not know of any reason why any nominee will be unable or unwilling to serve.
Our Board of Directors recommends that you vote “FOR” the election of these nominees.

Ratification of Our Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has selected Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for our fiscal year 2012. The selection will be presented to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry, Bekaert & Holland, L.L.P., then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm. Even if our shareholders ratify the selection, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.
Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Cherry, Bekaert & Holland, L.L.P. to serve as our independent registered public accounting firm.
Quorum
A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.
Vote Required
Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. The affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting and cast on the proposal will be required for approval of the other proposals covered by this proxy statement (without regard to broker non-votes).
The selection of Cherry, Bekaert & Holland, L.L.P. is being presented to our shareholders for ratification. Our Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.
Effect of Abstentions
Abstentions (including instructions to withhold authority to vote for one or more director nominees) are counted for purposes of determining a quorum, but will have no effect on the outcome of any matter voted upon at the annual meeting.
Effect of “Broker Non-Votes”
For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Cumulative Voting
Our shareholders have no cumulative voting rights in the election of directors.
Dissenters’ Rights
Under Florida law, our shareholders do not have dissenters’ rights with respect to any proposal to be considered at the annual meeting.
Annual Report
We have enclosed with this proxy statement our Annual Report on Form 10-K, excluding exhibits attached to our Form 10-K for our fiscal year ended February 28, 2011, referred to as “fiscal year 2011.” The report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Annual Report by:
•	accessing our website located at www.prxi.com;

•	writing to us at: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary; or

•	telephoning us at (404) 842-2600.
You can also obtain a copy of our Annual Report on Form 10-K for our fiscal year 2011 and the other periodic filings that we make with the SEC from the SEC’s EDGAR database located at www.sec.gov.
PROPOSAL NO. 1
Election of Directors
Nominees Proposed for Election as Directors at the Annual Meeting
At this annual meeting, the terms of all eight members of our Board of Directors will expire. At its meeting held on February 25, 2011, the Board of Directors amended our Bylaws to decrease the number of directors from nine to eight following the resignation of Jack Jacobs from the Board or Directors.
Eight directors are proposed to be elected at the annual meeting to serve until our 2012 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.
Upon the recommendation of our Corporate Governance and Nominating Committee, the Board of Directors has nominated each of William M. Adams II, Douglas Banker, Ronald C. Bernard, Christopher J. Davino, Stephen W. Palley, Mark A. Sellers, Bruce D. Steinberg, and Samuel S. Weiser to serve as our directors. Each nominee is a current director standing for re-election.
Any vacancy existing between shareholders’ meetings, including vacancies resulting from an increase in the number of directors or the resignation or removal of a director, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until our next annual meeting of shareholders.
The Board of Directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine.
Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted “FOR” the election of all eight director nominees.
So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer and (2) there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.
The directors of Premier have diverse backgrounds that provide experience and expertise in a number of areas particularly relevant to the Company. The Corporate Governance and Nominating Committee considers the particular qualifications and experience of directors standing for re-election and potential nominees for election and strives to nominate a Board that has expertise in a number of areas critical to the Company. The particular qualifications of the directors nominated for election in this proxy statement are noted below their biographies.

Director
Name and Background	Since

William M. Adams, age 40, has served as one of our directors since January 2009. Mr. Adams has been a Partner with Alpine Investors, LP since September 2001. Alpine Investors, LP is a private equity investor in micro-cap companies, focused on firms with less than $100 million of revenue. The firm currently manages $250 million. Mr. Adams focuses primarily on managing the operational performance of portfolio companies and developing and implementing growth strategies. Leveraging early career roles that included marketing and sales positions at The Clorox Company and strategic work as a management consultant at The Mitchell Madison Group, a global strategic consulting practice, he works most closely with Alpine’s consumer, retail and direct marketing oriented businesses. Mr. Adams serves on the Boards of Directors of Direct Marketing Solutions, Inc., CarHop, McKissock and YLighting, all of which are private companies. He received a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Arts from Colgate University.
2009

The Board believes that Mr. Adams’ experience with smaller cap companies, particularly with regard to growth strategies, qualifies him to serve as a member of the Board of Directors.

Douglas Banker, age 59, has served as one of our directors since August 2000. Mr. Banker’s more than 35 years of experience in the entertainment industry includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker is currently Vice President of McGhee Entertainment, a successful artist management company with offices in Los Angeles and Nashville. Mr. Banker also served as President of the Board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.
2000

The Board believes that Mr. Banker’s entertainment and marketing experience and his experience in international markets makes him well suited to service on the Board of Directors of the Company.

Ronald C. Bernard, age 68, has served as one of our directors since September 2009. Mr. Bernard has been President of LWB Media Consulting, a company that provides consulting to private equity firms investing in media-related companies, since 2004, and a Managing Director of Alvarez and Marsal, a professional services firm specializing in turnarounds, since September 2009. Prior to that time Mr. Bernard served as Chief Executive Officer of Sekani, Inc., a privately held media licensing and digital media asset management company from 2000 to 2003, and as President of NFL Enterprises from 1994 to 2000, where he focused on the National Football League’s media businesses and international operations. From 1987 to 1993 Mr. Bernard served as President of Viacom Network Enterprises. He also previously served as a director of Atari, Inc. Mr. Bernard received a Master of Business Administration from Columbia University and a Bachelor of Arts from Syracuse University. Mr. Bernard is also a Certified Public Accountant.
2009

The Board believes that Mr. Bernard’s international media experience and his experience as a Certified Public Accountant make him qualified to serve as a director of the Company.

Christopher J. Davino, age 45, has served as our President and Chief Executive Officer since September 2009 and as a director since January 2009. From January through August 2009, Mr. Davino served as our interim Chief Executive Officer. From 2007 to 2009, he was a principal and head of the Corporate Rescue Group of XRoads Solutions Group, LLC, a corporate restructuring management consulting company. At XRoads, Mr. Davino oversaw a national advisory practice of approximately 30 professionals providing strategic, operational and financial advice, interim and crisis management, and transactional services to financially distressed middle market companies and their various creditor and interest holder constituencies. Transactional services included mergers and acquisitions, debt and equity capital raising and balance sheet recapitalizations. From early 2006 until 2007, Mr. Davino was President of Osprey Point Advisors, LLC, a firm providing consulting and investment banking services to companies, including capital raising and mergers and acquisitions transactional services. From July 2004 through December 2005, Mr. Davino was President of E-Rail Logistics Inc., a rail-based logistics company, which he founded. Prior to that position, he worked as a restructuring professional at Financo Inc., an investment banking firm, Wasserstein Perella Co., an investment banking firm, and Zolfo Cooper & Co., an advisory and interim management firm providing restructuring services. Mr. Davino was previously a member of the Board of Directors of Hirsh International Corp., a public company, and has recently served as Chairman of the Board of Directors of Pendum Inc., a national ATM servicing business and a private company, where he directed the company’s restructuring activities, including the sale of the business. Mr. Davino received his Bachelor of Science from Lehigh University.
2009

Director
Name and Background	Since

The Board believes Mr. Davino is qualified to serve as a director not only because of his extensive executive management experience, but also because his insight as Chief Executive Officer of the Company is valuable to the Board.

Stephen W. Palley, age 66, has served as one of our directors since September 2009. Mr. Palley is a consultant to Consensus Securities, LLC, a broker dealer, where he engages in investment banking services. From 2005 to March 2010, he served as an Executive Director of Pali Capital, an investment bank in New York. Prior to that time, Mr. Palley served as a consultant to LLJ Capital, L.L.C., providing financial advisory services, principally to distressed companies in the telecom and media industries. From 1999 to 2002 Mr. Palley served as President and Chief Executive Officer of Source Media, Inc. , and from 1997 to 1999 as a consultant to media companies through PSW Enterprises. From 1986 through 1996 Mr. Palley served as Executive Vice President and Chief Operating Officer of King World Productions, Inc., where he negotiated the syndication of successful entertainment properties, including the Oprah Winfrey Show. Mr. Palley also served as General Counsel of King World, and prior thereto practiced media and entertainment law with Berger & Steingut and Hardee Barovick Konecky & Braun. Mr. Palley received a Juris Doctor from Columbia University School of Law and a Bachelor of Arts from American University’s School of Government and Public Administration. Mr. Palley previously served as a director of The Roo Group.
2009

The Board believes that Mr. Palley is qualified to serve as a director due to his experience leading and advising media companies.

Mark A. Sellers, age 43, has served as Chairman of the Board since January 2009 and as one of our directors since July 2008. Mr. Sellers has been the founder and managing member of Sellers Capital LLC, an investment management firm, since 2003. Sellers Capital LLC manages Sellers Capital Master Fund, Ltd., a hedge fund that is our largest shareholder. Prior to founding Sellers Capital LLC, Mr. Sellers was the Lead Equity Strategist for Morningstar, Inc., a provider of investment research.	2008

The Board believes Mr. Sellers is qualified to serve as a director of the Company due to his extensive financial and investment experience. In addition, Mr. Sellers’ role as managing member of the Company’s largest shareholder provides a unique shareholder perspective to the Board.

Bruce Steinberg, age 54, has served as one of our directors since January 2009. Mr. Steinberg has over 20 years of media industry experience. Currently he is advising Wananchi Group Holdings, a media company with emphasis on residential and corporate broadband, pay-tv and VoIP telephony in East Africa. Previously, he was the Chief Executive Officer of HIT Entertainment Limited, which creates internationally renowned children’s properties, including Bob the Builder, Barney, Thomas & Friends, Angelina Ballerina and Pingu, and with activities spanning television and video production, publishing, consumer products, licensing and live events. Prior to HIT, Mr. Steinberg was the Chief Executive Officer of Fox Kids Europe N.V., General Manager of Broadcasting at BSkyB and the first Chief Executive Officer of UK Gold and UK Living TV from their launch in 1992 to their sale in 1997. He began his career at MTV Networks, where he held various positions in New York and Europe. He is currently a director of Arts Alliance Media, Europe’s leading provider of digital cinema technology, and a Board member of JDRF UK, a charitable organization dedicated to Type 1 diabetes. Mr. Steinberg received a MBA from Harvard Business School, a BA (Cantab) from Cambridge University and a BA from Columbia University.
2009

Director
Name and Background	Since

The Board believes that Mr. Steinberg is qualified to serve as a director of the Company due to his executive level experience with entertainment and media companies and his international experience with media companies.

Samuel S. Weiser, age 51, is currently the President and Chief Executive Officer of Foxdale Management, LLC, a consulting firm founded by Mr. Weiser that provides operational consulting to asset management firms and litigation support services in securities related disputes. Mr. Weiser served as Interim Chief Financial of the Company from May 2011 until June 27, 2011. From February through October 2009 and again since July 2010, Mr. Weiser provided consulting services to us through a consulting agreement. He was the Chief Operating Officer of Sellers Capital LLC, an investment management firm, where he was responsible for all non-investment activities, from 2007 to 2010. Mr. Weiser remains a member of Sellers Capital LLC. Mr. Weiser is also an indirect investor in Sellers Capital Master Fund, Ltd., an investment fund managed by Sellers Capital LLC and Premier’s largest shareholder. From April 2005 to 2007, he was a Managing Director responsible for the Hedge Fund Consulting Group within Citigroup Inc.’s Global Prime Brokerage division. Mr. Weiser also served as Chairman of the Managed Funds Association, a lobbying organization for the hedge fund industry, from 2001 to 2003. Mr. Weiser is also a former partner in Ernst & Young. He received a Bachelor of Arts in Economics from Colby College and a Master of Science in Accounting from George Washington University.
2009

The Board believes that Mr. Weiser’s extensive financial and operational consulting experience makes him qualified to serve as a member of the Board of Directors.
In addition to the specific qualifications noted above, the Corporate Governance and Nominating Committee considers a number of other factors in choosing director nominees, including Board dynamics, reputation of potential nominees, recommendations of other directors and of shareholders, and how the nominee will contribute to the diversity of the Board. The Corporate Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives and experiences. The Corporate Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time.
Required Vote for Approval
Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election.
Recommendation of Our Board of Directors
Our Board of Directors recommends that shareholders vote “for” the election to the Board of each of the above nominees.
PROPOSAL NO. 2
Ratification of Selection of
Our Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has selected Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for our fiscal year 2012. We will present this selection to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry, Bekaert & Holland, L.L.P., then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm. Even if our shareholders ratify the selection, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Cherry, Bekaert & Holland, L.L.P. to serve as our independent registered public accounting firm. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies “FOR” this proposal.
Fees Paid to Cherry, Bekaert & Holland, L.L.P.
We incurred the following fees to Cherry, Bekaert & Holland, L.L.P. for fiscal year 2010 and 2011:

	Fiscal Year 2010	Fiscal Year 2011
Audit fees	$356,013	$247,565
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$356,013	$247,565

Audit fees for fiscal year 2010 and 2011 included fees associated with audits of our financial statements and reviews of our financial statements included in our quarterly reports on Form 10-Q. Audit fees for fiscal year 2010 also included fees associated with audits of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002). We did not pay any other fees to our independent registered public accounting firm for fiscal year 2010 or fiscal year 2011.
Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
The engagement of our independent registered public accounting firm for any non-audit accounting and tax services to be performed for us is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Cherry, Bekaert & Holland, L.L.P. was engaged to perform only audit services in fiscal year 2011. Pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, the Audit Committee is responsible for the engagement of our independent registered public accounting firm and for pre-approving all audit and non-audit services provided by our independent registered public accounting firm that are not prohibited by law.
The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting. The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval.
Our Audit Committee has pre-approved all services performed by our independent registered public accounting firm in fiscal year 2011. The pre-approval requirements are not applicable with respect to the provision of de minimis non-audit services that are approved in accordance with the Securities Exchange Act of 1934, as amended, and our Audit Committee’s charter.
Representatives of Cherry, Bekaert & Holland, L.L.P., are expected to be present at the 2011 annual meeting, with the opportunity to make a statement if they so desire, and available to respond to appropriate questions.
Required Vote for Approval
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting and cast on the proposal. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry, Bekaert & Holland, L.L.P., then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Recommendation of Our Board of Directors
Our Board of Directors recommends that you vote in favor of the ratification of the selection of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of Mr. Bernard (chairman), Mr. Adams and Mr. Palley, each of whom is independent in accordance with the listing standards of the NASDAQ Global Market. The Audit Committee met five times in fiscal year 2011. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as adopted by the Board of Directors in April 2006.
The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors, and has other duties and functions as described in its charter.
Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
The Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements for fiscal year 2011 with management and the independent registered public accounting firm;
•
discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted, amended, modified or supplemented by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence.

When evaluating Cherry, Bekaert & Holland’s independence, the Audit Committee discussed with Cherry, Bekaert & Holland any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Cherry, Bekaert & Holland is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Cherry, Bekaert & Holland’s independence from the Company and its management. Cherry, Bekaert & Holland did not provide any non-audit services to the Company in fiscal year 2011.
The Audit Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2012, and has submitted such selection for ratification by the Company’s shareholders at the annual meeting.
Audit Committee:
Ronald C. Bernard, Chairman
William M. Adams
Steven W. Palley

CORPORATE GOVERNANCE
Board and Committee Meetings
As of February 28, 2011, the Board of Directors consisted of eight members. During fiscal year 2011, the Board of Directors met fifteen times. Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served.
Our Board of Directors has affirmatively determined that each of Messrs. Adams, Banker, Bernard, Palley, Sellers and Steinberg qualifies as independent in accordance with the listing standards of the NASDAQ Global Market, except that Mr. Sellers would not be independent for purposes of serving on our Audit Committee due to his affiliation with Sellers Capital Master Fund, Ltd., our largest shareholder. Mr. Davino is an executive officer of the Company and Mr. Weiser recently served as an executive officer of the Company, and therefore Mr. Davino and Mr. Weiser are not independent directors. In making these determinations, in addition to the matters described under “Related Party Transactions” on page 21 of this proxy statement, the Board considered the fact that Mr. Banker provided certain consulting services to the Company during fiscal year 2011 that were not sufficiently material to require disclosure under the applicable rules of the Securities and Exchange Commission. The independent directors meet regularly in executive sessions, which take place at least twice a year.
Board Leadership Structure
The Board of Directors has determined that having a Chairman separate from the Chief Executive Officer is in the best interest of the Company and its shareholders at this time. Separation of the Chairman and CEO position is viewed as a corporate governance “best practice” and the Board believes this structure provides for very effective monitoring and evaluation of executive performance. Mr. Sellers, managing member of the Company’s largest shareholder, serves as Chairman of the Board of Directors.
Board Committees
The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Financing and Strategic Alternatives Committee and a Litigation Committee. The current charters of each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.
Audit Committee
Our Audit Committee was formed in April 2006. The current members of the Audit Committee are Mr. Bernard (Chairman), Mr. Adams and Mr. Palley. Our Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the listing standards of the NASDAQ Global Market and applicable SEC rules. Our Board of Directors has designated Mr. Adams and Mr. Bernard, the Audit Committee Chairman, as “Audit Committee financial experts” under applicable SEC rules. See Proposal No. 1 for more information about Mr. Adams’ and Mr. Bernard’s background and experience.
Our Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm; directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee’s report relating to fiscal year 2011 is included in this proxy statement.

Compensation Committee
Our Compensation Committee was formed in April 2006. The current members of the Compensation Committee are Mr. Adams (Chairman), Mr. Banker and Mr. Steinberg. Mr. Steinberg served as chair of the Compensation Committee until June 2010. Mr. Jacobs served as a member of the Compensation Committee until his resignation from the Board of Directors in February 2011. Mr. Banker was appointed a member of the Compensation Committee at a meeting of the Board of Directors on May 19, 2011. Our Board of Directors has determined that each of the members of our Compensation Committee is independent in accordance with the listing standards of the NASDAQ Global Market. The Compensation Committee met three times in fiscal year 2011.
Our Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers. Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our President and Chief Executive Officer.
Our Compensation Committee annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.
Our Compensation Committee also determines the compensation paid to our Board of Directors, including equity-based awards. More information about the compensation of our non-employee directors is set forth in the section of this proxy statement titled “Director Compensation.”
In addition, our Compensation Committee is responsible for reviewing and discussing with management the executive compensation disclosures that SEC rules require be included in our annual proxy statement and performing such other tasks that are consistent with its charter.
Our Compensation Committee has the authority to delegate any of its responsibilities to subcommittees that are composed entirely of independent directors, as the Chairman of the Compensation Committee may deem appropriate.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating committee was formed in April 2006. The current members of the Corporate Governance and Nominating Committee are Mr. Banker (Chairman) and Mr. Sellers. Mr. Jacobs served on the Corporate Governance and Nominating Committee until his resignation from the Board of Directors in February 2011. The Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is independent in accordance with the listing standards of the NASDAQ Global Market. The Corporate Governance and Nominating Committee met four times in fiscal year 2011.
Our Corporate Governance and Nominating Committee is charged with recommending the slate of director nominees for election to the Board of Directors, identifying and recommending candidates to fill vacancies on the Board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the Corporate Governance and Nominating Committee periodically evaluates and assesses the performance of the Board of Directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the Board; reviews the composition of each committee of the Board and presents recommendations for committee memberships; reviews the compensation paid to non-employee directors; and reviews and recommends changes to the charter of the Corporate Governance and Nominating Committee and to the charters of other Board committees.
The process to be followed by the Corporate Governance and Nominating Committee to identify and evaluate candidates includes (i) requests to Board members, our Chief Executive Officer, and others for recommendations, (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviews of selected candidates.
The Corporate Governance and Nominating Committee considers recommendations for nomination to the Board of Directors submitted by shareholders.

Our Bylaws set forth the requirements for the submission of such nominations by shareholders for election at a meeting of our shareholders. For a nomination to be made by a shareholder, such shareholder must have given timely notice in proper written form to us. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 45 days nor more than 60 days prior to the date of the meeting of shareholders.
To be in proper written form, a shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the following information:
•	the name, age, business address and residence address of the person;
•	the principal occupation or employment of the person;
•	the class or series and number of shares of capital stock that are owned beneficially or of record by the person; and
•
any other information relating to the person that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

In addition, as to the shareholder giving the notice, the notice must set forth:
•	the name and record address of such shareholder;
•	the class or series and number of shares of capital stock that are owned beneficially or of record by such shareholder;
•
a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and
•
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Recommendations for nomination, together with appropriate biographical information, should be sent to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary. The qualifications of recommended candidates will be reviewed by the Corporate Governance and Nominating Committee.
In evaluating the suitability of candidates to serve on the Board of Directors, including shareholder nominees, the Corporate Governance and Nominating Committee seeks candidates who are independent pursuant to the listing standards of the NASDAQ Global Market and who meet certain selection criteria established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.
Financing and Strategic Alternatives Committee
Our Financing and Strategic Alternatives Committee was formed in March 2009. The current members of the Financing and Strategic Alternatives Committee are Mr. Adams (Chairman), Mr. Bernard and Mr. Davino.

The Financing and Strategic Alternatives Committee is a standing committee of the Board, formed to consider and investigate, as needed, potential financing transactions and other potential strategic transactions for the Company.
Litigation Committee
Our Litigation Committee was formed in February 2009. The current members of the Litigation Committee are Mr. Palley (Chairman), Mr. Bernard and Mr. Weiser.
The Litigation Committee is a standing committee of the Board formed to monitor significant litigation involving the Company.
Risk Oversight
The Board of Directors is responsible for the oversight of the Company’s risk management efforts. While the full Board of Directors is ultimately responsible for this oversight function, individual committees may consider specific areas of risk from time to time as directed by the Board. In addition, in accordance with applicable regulations and its charter, the Audit Committee periodically considers all financial risks of the Company. Members of management responsible for particular areas of risk for the Company provide presentations, information and updates on risk management efforts as requested by the Board or a Board committee.
Shareholder Communications
Shareholders may send correspondence by mail to the full Board of Directors or to individual directors. Shareholders should address such correspondence to the Board of Directors or the relevant Board members in care of: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.
All shareholder correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board of Directors, one of the committees of the Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.
Director Compensation
Our Compensation Committee annually reviews and approves compensation for our non-employee directors. Generally, the Compensation Committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our Board of Directors.
Director Compensation Plan
On April 23, 2009, our Board of Directors approved a new director compensation plan to attract and retain qualified directors to assist us in efforts to turnaround our the performance of our Company. Under the new plan, we pay an annual retainer of $90,000 to each of our non-employee directors, which is paid partly in equity and partly in cash. The purpose of the equity component is to better align the interests of our directors with those of our shareholders. The directors do not receive additional fees for attendance at Board or Board committee meetings. Mr. Sellers does not accept any compensation for his services as a Director or Chairman of our Board of Directors.
For the 2010 calendar year, each non-employee director could elect to receive the annual retainer in either (a) $50,000 equity and $40,000 cash or (b) $20,000 equity and $70,000 cash. Equity compensation is in the form of restricted stock units granted under the 2009 Equity Incentive Plan and vesting on the earlier of (i) January 1, 2011, (ii) a change-of-control, or (iii) the day when a director ceases to serve on our Board of Directors. If a director ceases to be a member of our Board of Directors, his restricted stock units will vest immediately and proportionately to the period of time served by the director during the year. The restricted stock units will be payable to the non-employee director, in shares of our common stock, within 20 days after becoming vested, and any units that do not vest will be forfeited. Cash compensation is paid monthly.

For the 2011 calendar year, each non-employee director could elect to receive the annual retainer in either (a) $50,000 equity and $40,000 cash or (b) $30,000 equity and $60,000 cash. The proportion of directors fees paid in cash was reduced by the Board in 2011. Equity compensation is in the form of restricted stock units granted under the 2009 Equity Incentive Plan and vesting on the earlier of (i) January 1, 2012, (ii) a change-of-control, or (iii) the day when a director ceases to serve on our Board of Directors. If a director ceases to be a member of our Board of Directors, his restricted stock units will vest immediately and proportionately to the period of time served by the director during the year. The restricted stock units will be payable to the non-employee director, in shares of our common stock, within 20 days after becoming vested, and any units that do not vest will be forfeited. Cash compensation is paid monthly.
2011 Director Compensation Table
The following table sets forth information regarding the compensation of our non-employee directors for fiscal year 2011. Information about the compensation of Mr. Davino for his services during fiscal year 2011 is fully reflected in the 2011 Summary Compensation table on page 16.

	Fees Earned
	or Paid in		Stock		Option	All Other
	Cash		Awards		Awards	Compensation	Total
Name	($)		($)(1)		($)(2)	($)(3)	($)
William M. Adams	68,333	(4)	21,667	(5)	—	—	90,000
Douglas Banker	68,333	(4)	21,667	(5)	—	60,000	150,000
Ronald Bernard	68,333	(4)	21,667	(5)	—	—	90,000
Jack Jacobs (6)	68,333	(4)	21,667	(5)	—	—	90,000
Steve Palley	68,333	(4)	21,667	(5)	—	—	90,000
Mark A. Sellers (7)	—		—		—	—	—
Bruce Steinberg	68,333	(4)	21,667	(5)	—	—	90,000
Samuel Weiser	40,000	(4)	50,000	(5)	—	191,250	281,250

(1)	Represents the full grant date fair value computed in accordance with FASB ASC Topic 718, on the same basis as disclosed in footnote 2 to the 2011 Summary Compensation Table.

(2)
We did not grant any stock option awards to our non-employee directors for fiscal year 2011. As of February 28, 2011, the following vested and unvested stock option awards, in aggregate, were outstanding: Douglas Banker — 75,000 options.

(3)
For Mr. Banker, includes $60,000 for consulting services provided to the Company. For Mr. Weiser, includes consulting services provided to the Company, as more fully described under “Certain Relationships and Related Party Transactions” on page 21 of this proxy statement.

(4)	Represents the amount earned with respect to fiscal year 2011.

(5)
On January 1, 2010, the directors were granted restricted stock units in accordance with their elections to receive yearly director fees in a split of cash and restricted stock units. Messrs. Adams, Banker, Bernard, Jacobs, Palley and Steinberg were each granted 16,000 restricted stock units and Mr. Weiser was granted 40,000 restricted stock units as of January 1, 2010. The amounts shown in this column include the portion of these units attributable to the period from March 1, 2010 to December 31, 2010. On January 1, 2011, these directors were granted additional restricted stock units in accordance with their elections to receive yearly director fees in a split of cash and restricted stock units. Messrs. Adams, Banker, Bernard, Jacobs, Palley and Steinberg were each granted 15,902 restricted stock units and Mr. Weiser was granted 26,502 restricted stock units as of January 1, 2011. The amounts shown in this column include the portion of these units attributable to the period from January 1, 2011 to February 28, 2011.

(6)	Mr. Jacobs resigned from the Board of Directors effective February 24, 2011.

(7)	Mr. Sellers has elected not to receive any compensation for his services as a Director or the Chairman of our Board of Directors.

Director Attendance at Annual Meetings
Our policy is that all directors, absent special circumstances, should attend our annual meeting of shareholders. All directors and nominees named in our proxy statement for the 2010 Annual Meeting of Shareholders were in attendance at that meeting.
Compensation Committee Interlocks and Insider Participation
No current member of our Compensation Committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2011; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules. In addition, none of our executive officers served: (i) as a member of the Compensation Committee (or any other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) as a member of the Compensation Committee (or any other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of our company.
EXECUTIVE OFFICERS
We are currently served by three executive officers:
Christopher J. Davino, age 45, serves as our President and Chief Executive Officer. Further information about Mr. Davino is set forth in Proposal No. 1.
Michael J. Little, age 44, became our Chief Financial Officer on June 27, 2011. Mr. Little was formerly a consultant with The Edge Group, LLC, a consulting practice specializing in strategic and tactical planning, acquisition services, complex financial modeling, investor presentations, organizational structure analysis, and new system implementation. From 1997 through 2009, Mr. Little was employed by Feld Entertainment, a worldwide producer of live family entertainment, in various financial and strategic planning roles. He served as Chief Financial Officer of Feld Entertainment from 2004 to 2009. Mr. Little received a Bachelor of Science degree from Towson State University and a Master of Science in Business from Johns Hopkins University.
Robert A. Brandon, age 60, has served as our General Counsel, Vice President of Business Affairs and Secretary since October 23, 2009. Mr. Brandon joined the Company as Deputy General Counsel in June 2008. In 1984, Mr. Brandon began his legal career with Proskauer Rose, L.P. where he was a Corporate Associate. From 1988 to 2007, Mr. Brandon worked in the Legal Department at Madison Square Garden, L.P., functioning as Senior Vice President — Legal and Business Affairs for his last ten years there, with duties that included oversight of all legal work for the Booking, Concert Promotion and Theatrical Divisions of Madison Square Garden and Radio City Music Hall. Thereafter, he was a self-employed legal consultant for clients in the entertainment and media industries until joining the Company. Mr. Brandon has a Bachelor of Arts degree from Colgate University and a Juris Doctorate from Brooklyn Law School.

EXECUTIVE COMPENSATION
The following section contains information on the compensation of our executive officers for fiscal year 2011. Throughout this proxy statement, the persons included in the 2011 Summary Compensation Table are referred to as our “named executive officers.”
2011 Summary Compensation Table
The table below presents information regarding the compensation for fiscal years 2011, 2010, and 2009 for our President and Chief Executive Officer, our former chief financial officer, and all of our other executive officers employed by us at any time during fiscal year 2011. The individuals listed in the Summary Compensation Table are referred to collectively in this proxy statement as the “named executive officers.”

				Stock	Option	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position(1)	Year	($)	($)	($)(2)	($)(2)	($)(3)	($)
Christopher J. Davino	2011	290,000	36,000	—	—	37,598	363,598
President and Chief	2010	449,038	246,280	—	737,100	25,523	1,457,941
Executive Officer	2009	54,839	35,000	—	—	12,470	102,309
John Stone (4)	2011	212,000	20,000	—	—	33,857	265,857
Former Chief Financial Officer	2010	177,954	8,462	58,500	—	11,707	256,623
Robert Brandon (5)	2011	241,631	20,000	86,400	—	17,525	365,556
General Counsel and Vice President of Business Affairs	2010	220,997	75,500	—	—	15,903	312,400
M. Kris Hart (6)	2011	202,154	—	108,000	—	—	310,154
Former Chief Marketing Officer

(1)	Mr. Weiser was appointed as our Interim Chief Financial Officer on May 19, 2011, after the end of fiscal year 2011, and is, therefore, not included in this table.

(2)
The dollar value of restricted stock and option grants represent the grant date fair value calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 10 (Stock Compensation and Stock Options) to the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2011.

(3)	The amounts in the All Other Compensation Column for fiscal year 2011 consist of the following compensation items:

		Medical		Living and
		Insurance	Auto	Commuting		Unpaid
	Year	Premiums	Allowance	Allowance	Relocation	Vacation	Severance	Consulting		Total
Name	(a)	($)	($)	($)	($)	($)	($)	($)		($)
Christopher J. Davino	2011	11,678		25,920						37,598
John Stone	2011	16,857						17,000	(b)	33,857
Robert Brandon	2011	17,525								17,525
M. Kris Hart	2011	—								—

(a)
The table above summarizes the amounts in the All Other Compensation Column for fiscal year 2011. The All Other Compensation Column for fiscal year 2010 includes medical insurance premiums of $9,009 for Mr. Davino, $11,707 for Mr. Stone and $15,903 for Mr. Brandon and living and commuting allowance of $16,514 for Mr. Davino. The All Other Compensation Column for fiscal year 2009 includes medical insurance premiums of $2,051 and $10,419 in living and commuting allowances for Mr. Davino.

(b)
Pursuant to a Separation and Release Agreement with Mr. Stone, upon his resignation on January 19, 2011, Mr. Stone became entitled to a certain consulting payments for his services to the Company . The amount in the “Consulting” column represents the consulting payments to Mr. Stone during fiscal year 2011.

(4)	Mr. Stone was appointed as our Chief Financial Officer on May 13, 2009 and resigned from this position effective January 19, 2011.

(5)	Mr. Brandon was appointed as our General Counsel and Vice President of Business Affairs on October 23, 2009. He was previously Deputy General Counsel for the Company.

(6)	Ms. Hart served as our Chief Marketing Officer from May 13, 2010 until May 13, 2011.

2011 Grants of Plan-Based Awards
The following table shows the estimated payout under bonus arrangements in each of the named executive officers’ employment agreements, as further described in the section of this proxy statement titled “Employment Agreements,” and grants of equity awards to Mr. Brandon and Ms. Hart during fiscal year 2011.

						All Other		All Other
						Stock		Option
						Awards:		Awards:	Exercise	Grant Date
		Estimated Future Payouts				Number of		Number of	or Base	Fair Value
		Under Non-Equity Incentive Plan				Shares of		Securities	Price of	of
		Awards				Stock of		Underlying	Option	Stock and
	Grant	Threshold	Target		Maximum	Units:		Options:	Awards	Option
Name	Date	($)	($)		($)	(#)		(#)	($/sh)	Awards

Christopher J. Davino	11/30/2010		$145,000	(1)

John Stone	11/30/2010		$60,000	(2)

Robert A. Brandon	11/30/2010	—	$60,000	(2)	—	60,000	(3)	—	—	$86,400

M. Kris Hart	11/30/2010	—	$60,000	(2)	—	75,000	(4)	—	—	$108,000

(1)
Represents the target bonus payout to Mr. Davino under the Premier Exhibitions, Inc. Annual Incentive Plan. Pursuant to Mr. Davino’s employment agreement dated September 3, 2009, the bonus opportunity for fiscal year 2011 is 50% of Mr. Davino’s base salary. The actual bonus paid for fiscal year 2011 performance has not yet been determined by the Compensation Committee.

(2)
Represents the target bonus payout for each executive under the Premier Exhibitions, Inc. Annual Incentive Plan, which the Board of Directors set at 25% of base salary for fiscal year 2011. The actual bonus paid under the plan for fiscal year 2011 performance has not yet been determined by the Compensation Committee. Because Ms. Hart and Mr. Stone are no longer employed by the Company, neither will receive a bonus for fiscal year 2011.

(3)
Restricted stock granted pursuant to Mr. Brandon’s amendment to his employment agreement with the Company effective May 13, 2010. The restricted stock vests in thirds on the first three anniversary dates from the date of his appointment to the position of General Counsel and Vice President of Business Affairs.

(4)
Restricted stock granted pursuant to Ms. Hart’s employment agreement with the Company effective May 13, 2010. The restricted stock vests in thirds on the first three anniversary dates from the date of grant. Because Ms. Hart’s employment with the Company ended May 13, 2011, 50,000 of the shares of restricted stock were forfeited pursuant to the terms of the grant.

Outstanding Equity Awards at February 28, 2011
The following table shows information regarding our named executive officers’ outstanding equity-based awards as of February 28, 2011.

	Option Awards					Stock Awards
	Number of	Number of
	Shares	Shares
	Underlying	Underlying				Number of		Market Value
	Unexercised	Unexercised		Option		Shares		of Shares
	Options	Options		Exercise	Option	That Have		That Have
	(#)	(#)		Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)
Christopher J. Davino	390,000	780,000	(2)	$0.69	9/3/2019
John Stone						—	(3)
Robert A. Brandon						45,000	(4)	$78,300
M. Kris Hart						75,000	(5)	$130,500

(1)	The market value of shares reported in this column is based on the closing market price of our common stock of $1.74 per share on February 28, 2011, which was the last trading day of fiscal year 2011.

(2)	390,000 of these options vest August 28, 2011, and the remainder vest and August 28, 2012.

(3)
37,500 of Mr. Stone’s unvested restricted shares were forfeited because he resigned effective January 19, 2011. The vesting of an additional 12,500 shares was accelerated pursuant to Mr. Stone’s Separation and Release Agreement.

(4)	These restricted shares vest 5,000 on June 9, 2011, 20,000 on October 23, 2011 and 20,000 on October 23, 2012.

(5)
One third of these restricted shares vested May 13, 2011. Because Ms. Hart’s employment with the Company ended May 13, 2011, 50,000 of the shares of restricted stock were forfeited pursuant to the terms of the grant.

NARRATIVE TO EXECUTIVE COMPENSATION TABLES
Historically, the Company has entered into employment agreements with our executive officers, and the Company entered into an employment agreement with Ms. Hart and amended Mr. Brandon’s employment agreement in fiscal year 2011. The Company entered into an employment agreement with Mr. Little in early fiscal year 2012. As we hire additional executive officers, we expect that we will provide these new hires with employment agreements on competitive terms as well.
Our Compensation Committee believes that equity-based awards are essential to align the interests of our executive officers with the interests of our shareholders. The Premier Exhibitions, Inc. 2009 Equity Incentive Plan provides a mechanism for making equity awards to directors, executive officers and other employees of the Company.
In addition, the Company’s employment agreements provide for cash bonuses to executives. In fiscal year 2011, the Company paid a cash bonus of $36,500 to Mr. Davino pursuant to his employment agreement based on fiscal year 2010 performance. In addition, the Company paid discretionary cash bonuses of $20,000 to each of Mr. Stone and Mr. Brandon during fiscal year 2011. In November 2010 the Board of Directors adopted the Premier Exhibitions, Inc. Annual Incentive Plan to accommodate annual performance-based cash bonus opportunities for executives. The Compensation Committee established bonus criteria for the named executive officers under this plan, but as of the date of this proxy statement has not yet declared bonuses to be paid.
Annual Base Salary as a Percent of Total Compensation
Annual base salaries paid to our named executive officers for fiscal year 2011 are shown in the 2011 Summary Compensation Table.
For fiscal year 2011, the salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Davino — 80%; Mr. Stone — 80%; Ms. Hart — 65%; and Mr. Brandon — 66%.
Employment Agreements
Set forth below are summaries of the key terms of our employment agreements with our current executive officers. The persons listed in the 2011 Summary Compensation Table that are no longer employed by the Company received compensation pursuant to employment agreements that have been summarized in prior filings made by the Company with the SEC.

The employment agreements with our existing officers are as follows:
Christopher J. Davino. Effective September 3, 2009, the Company entered into a employment agreement with Mr. Davino based on his change in position from Interim Chief Executive Officer to President and Chief Executive Officer (the “Agreement”). Pursuant to the Agreement, Mr. Davino will receive an annual salary of $290,000, a housing stipend of $2,000 per month and reimbursement of commuting expenses. The Agreement provides Mr. Davino with an annual incentive bonus opportunity, with a “target” annual incentive opportunity equal to 50 percent of his annual base salary. The incentive payments will be based on Mr. Davino’s achievement of performance objectives established by the Company’s Board of Directors, provided that at least one-half of the annual incentive opportunity will be based on the Company’s achievement of quantitative financial metrics. The Agreement also included a grant of 1,170,000 stock options to Mr. Davino, which vest in three equal parts the first three years from the date of grant, and expire ten years from the date of grant.
If the Company terminates Mr. Davino without cause or elects not to renew the Agreement, or if Mr. Davino resigns for good reason, he will be entitled to a severance payment equal to 150 percent of his annual base salary and an annual incentive bonus for the entire year of termination, calculated pursuant to the Agreement. Upon any termination that triggers severance, Mr. Davino’s stock options will vest in full and will remain exercisable for two years following the termination.
Michael J. Little. Effective June 27, 2011, the Company entered into an employment agreement with Mr. Little. The employment agreement provides for Mr. Little’s employment for an indefinite term as Chief Financial Officer, Senior Vice President — Finance and Treasurer of the Company. The employment agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement. Pursuant to the agreement, the Company will pay Mr. Little a salary of $250,000 per year. Mr. Little is also eligible for a cash bonus. In addition, Mr. Little will receive an option to purchase 300,000 shares of common stock under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest one-third on June 27, 2012, with the remaining two-thirds vesting in twenty-four equal parts each month thereafter. The options expire five years from the date of grant.
Robert A. Brandon. In connection with Mr. Brandon’s appointment as our General Counsel, our Compensation Committee approved an amended employment agreement for Mr. Brandon that includes a base salary of $240,000 per year, a performance bonus opportunity of 25% of his base salary, and a restricted stock grant of 60,000 additional shares of our common stock that vest over three years. In accordance with the terms of Mr. Brandon’s existing employment agreement, entered into in June 2008, if Mr. Brandon is terminated without cause he is entitled to the remainder of his base salary through June 2011. Effective April 13, 2011, the Compensation Committee extended Mr. Brandon’s employment agreement through September 2011.
Potential Payments Upon Termination or Change in Control
We currently have three executive officers — Mr. Davino, Mr. Little and Mr. Brandon. For a description of the potential payments to each in the case of a change in control, please see the section of this proxy statement titled “Employment Agreements” on page 18.
Pursuant to the Company’s 2000 Stock Option Plan and Amended and Restated 2004 Stock Option Plan, upon the effective date of a change-of-control of the Company, our Board of Directors may declare that each option granted under these plans shall terminate as of a date fixed by the Board. Each named executive officer would then have the right, during the period of 30 days preceding such termination, to exercise his or her options as to all or any part of the shares of stock covered by the options.
In addition, pursuant to our Amended and Restated 2007 Restricted Stock Plan, upon the effective date of a change-of-control of the Company, all awards of restricted stock outstanding under the Plan and held by our named executive officers would immediately vest in full.
Pursuant to our 2009 Equity Incentive Plan, upon the effective date of a change in control, all awards that are not assumed, converted or replaced by the resulting entity in the change in control will become exercisable and vest immediately, and all performance criteria will be deemed to be satisfied at target levels. At the option of the Company, the awards may instead be terminated and the value of each paid in cash to the grantee of the award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
Except as indicated otherwise, the following table sets forth certain information, as of June 17, 2011, regarding the beneficial ownership of our common stock by:
•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our current directors, nominees for directors and executive officers; and
•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
	Number of	Percentage of
Name of Beneficial Owner	Shares (#)	Class (%) (1)
More than 5% Shareholders:
Sellers Capital Master Fund, Ltd. (2)	21,721,624	44.4%
Directors, Director Nominees and Executive Officers:
William M. Adams (3)	50,398	*
Douglas Banker (3)(4)	125,000	*
Ronald Bernard (3)	16,000	*
Robert A. Brandon (5)	75,000	*
Christopher J. Davino (6)	395,000	*
Michael J. Little	0	*
Stephen Palley (3)	16,000	*
Mark A. Sellers (2)	21,721,624	44.4%
Bruce Steinberg (3)	43,398	*
Samuel S. Weiser (3)	40,000	*
Directors and executive officers as a group (10 persons)(7)	22,482,420	46.0%

(1)
As reported by such persons as of June 17, 2011, with percentages based on 48,411,013 shares of our common stock issued and outstanding, except as indicated otherwise and except where the person has the right to acquire shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. We have determined beneficial ownership in accordance with the SEC’s rules. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that shareholder. We have omitted percentages of less than 1% from the table (indicated by *).

(2)
This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13D/A filed with the SEC by Sellers Capital Master Fund, Ltd., Sellers Capital LLC, and Mark A. Sellers on October 19, 2009. Each reporting person reports shared voting and dispositive power with respect to 21,721,624 of such shares. Mark A. Sellers is the managing member of Sellers Capital LLC, which is the investment manager to and general partner of Sellers Capital Master Fund, Ltd. Mr. Sellers disclaimed beneficial ownership of shares of our common stock, except to the extent of his pecuniary interest therein. The principal business office of Sellers Capital Master Fund, Ltd. is c/o M&C Corporate Services, Ugland House, South Church Street, P.O. Box 309 GT, George Town, Grand Cayman, Cayman Islands. The principal business office of Sellers Capital LLC and Mark A. Sellers is 200 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606.

(3)
The number shown does not include restricted stock units granted to each of our non-employee directors (other than Mr. Sellers) on January 1, 2011: for Messrs. Adams, Banker, Bernard, Palley and Steinberg, 15,902 units each and for Mr. Weiser, 26,502 units. These units will vest and will be paid in shares of common stock on January 1, 2012.

(4)	The number shown includes presently exercisable options to purchase 75,000 shares of common stock.

(5)	The number shown represents the 75,000 shares of restricted stock that Mr. Brandon is entitled to receive under his employment agreement with us.

(6)	The number shown includes presently exercisable options to purchase 390,000 shares of common stock.

(7)
Represents beneficial ownership of our common stock held by our current directors and executive officers as a group as of June 17, 2011. As of June 17, 2011, Ms. Hart and Mr. Stone are no longer executive officers of the Company and Mr. Jacobs is no longer a director of the Company. We are unable to determine their current holdings of our common stock.

Changes in Control
We are not aware of any arrangement that might result in a change-of-control in the future.
Sellers Capital, our largest shareholder, purchased from us convertible notes in the principal amount of $6.0 million on May 6, 2009 and convertible notes in the principal amount of $5.55 million on June 15, 2009. The financing was approved by the Company’s Board of Directors, upon the recommendation of its Financing and Strategic Alternatives Committee, which was charged with considering the transaction and other possible financing transactions available to us. These transactions were approved by shareholders at the 2009 annual meeting. On September 30 and October 1, 2009, the Company exercised its rights pursuant to the agreement to convert the notes to shares of the Company’s common stock. A total of 16,328,976 shares of the Company’s common stock was issued in accordance with this conversion, which includes the outstanding Convertible Notes principal plus accrued interest at a conversion price of $0.75 per share. The common stock shares are not registered; however, the holders have rights to require the Company to register the shares. As a result of this transaction, Sellers Capital owns approximately 46% of the Company’s common stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in the Company.
Based solely on the copies of the reports filed with the SEC, we believe that during fiscal year 2011 all of our directors, officers and greater-than-10% shareholders timely complied with the filing requirements of Section 16(a).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
On February 2, 2009, the Company entered into a month to month consulting agreement with Foxdale Management, LLC and Mr. Samuel Weiser whereby Mr. Weiser has provided advice and other consulting services to the Company at a rate which was originally not to exceed $20 thousand per month and amended in January 2011 not to exceed $25 thousand per month. This agreement was filed by the Company as an exhibit to its Form 10-Q dated July 10, 2009. Beginning in May 2011 and through June 27, 2011, Mr. Weiser was compensated pursuant to this agreement for the services he provided as Interim Chief Financial Officer. Mr. Weiser was not eligible for a cash bonus, equity grants applicable to employees or employee benefits, but continues to receive compensation for his service as a director. Mr. Weiser earned and was paid a total of $191,250 for consulting services in fiscal year 2011.
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions
Pursuant to policies and procedures adopted by our Board of Directors, our Audit Committee or our full Board of Directors reviews and approves in advance all relationships and transactions in which the Company and our directors or executive officers, or their immediate family members, are participants. All existing related party transactions are reviewed at least annually by our Audit Committee or our full Board of Directors. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, our Audit Committee or our full Board of Directors considers the following:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount and type of transaction;
•	the importance of the transaction to the related person and to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Committee deems appropriate.
In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NASDAQ Global Market and other relevant rules related to independence.
STOCK PERFORMANCE GRAPH
The following graph compares the yearly changes in cumulative total shareholder return on shares of our common stock with the cumulative total return of the Standard & Poor’s 600 Small Cap Index and the Russell 3000® Index, which we joined on June 22, 2007. In each case, we assumed an initial investment of $100 on February 28, 2006. Each subsequent date on the chart represents the last day of the indicated fiscal year. Total returns assume the reinvestment of all dividends. Our stock performance may not continue into the future with the trends similar to those depicted in this graph. We neither make nor endorse any predictions as to our future stock performance.

	2/28/06	2/28/07	2/28/08	2/29/09	2/28/10	2/28/11
Premier Exhibitions, Inc.	100	268	126	20	31	43
Standard & Poor’s 600 Small Cap Index	100	108	99	55	89	115
Russell 3000® Index	100	112	110	60	94	117
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
In order to reduce costs and in accordance with SEC rules, we deliver only one proxy statement and Annual Report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Company at the telephone number and address noted below, a separate copy of our proxy statement and Annual Report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and Annual Report in the future should contact the Company by calling (404) 842-2600 or writing, Attn: Secretary, at 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326. Shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting the Company at the same number or address.
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
Proposals Submitted for Inclusion in Our Proxy Materials
We will include in our proxy materials for our 2012 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than February 29, 2012. We will not include in our proxy materials shareholder proposals received after that date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.
Proposals Not Submitted for Inclusion in Our Proxy Materials
Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act, as described above, may be brought before the 2012 annual meeting in accordance with our bylaws. Our bylaws describe the information required in any such notice and also require that we receive notice of such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the 2012 annual meeting, assuming that it is held on Thursday August 23, 2012, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials between June 24, 2012 and July 9, 2012. In accordance with our bylaws, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2012 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 900, Atlanta, Georgia 30326, Attention: Secretary.

OTHER MATTERS
As of the date of this proxy statement, our Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Christopher J. Davino
Christopher J. Davino
President and Chief Executive Officer

Atlanta, Georgia
June 28, 2011

PREMIER EXHIBITIONS, INC. 3340 PEACHTREE ROAD N.E. SUITE 900 ATLANTA, GA 30326
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 24, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Premier Exhibitions, Inc in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 24, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:	☐	☐	☐

1.	Election of Directors
Nominees

01	William M. Adams II	02 Douglas Banker	03 Ronald C. Bernard	04 Christopher J. Davino	05 Stephen W. Palley
06	Mark A. Sellers	07 Bruce D. Steinberg	08 Samuel S. Weiser

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Proposal to ratify the selection of Cherry, Bekaert & Holland, L.L.P., as our independent registered public accounting firm for the fiscal year ending February 28, 2012.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

PREMIER EXHIBITIONS, INC.
Annual Meeting of Shareholders
August 25, 2011 8:00 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Christopher J. Davino and Robert A. Brandon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Premier Exhibition, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 am Eastern Time on August 25, 2011, at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road N.E., Atlanta, Georgia 30326, and any adjournment
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side